Exhibit 21.1

Subsidiaries of Yum China Holdings, Inc.

Entity Name	Jurisdiction of Organization
Atto Primo (Shanghai) Co., Ltd.	China
Bai Sheng Restaurants China Holdings Limited	Hong Kong
Bai Sheng Restaurants (Hong Kong) Limited	Hong Kong
Baotou Little Sheep Jingchen Catering Co., Ltd.	China
Baotou Little Sheep Mutton Co., Ltd.	China
Baotou Little Sheep Shenhua Catering Company Limited	China
Baotou Yangwang Farming Company Limited	China
Beijing KFC Co., Ltd.	China
Beijing Pizza Hut Co., Ltd.	China
Beijing Yizhuang Little Sheep Catering Co., Ltd.	China
Beijing Zhichun Road Little Sheep Catering Co., Ltd.	China
Changsha Fuwang Catering Management Co., Ltd.	China
Changsha KFC Co., Ltd.	China
ChangSha Little Sheep Catering Administration Co., Ltd.	China
Changsha Yongao Catering Company Ltd.	China
China XiaoFeiYang Catering Chain Co., Ltd.	British Virgin Islands
Chongqing KFC Co., Ltd.	China
Dalian KFC Co., Ltd.	China
Dezhou Little Sheep Catering Co., Ltd.	China
Dongguan Humen Little Sheep Catering Company Limited	China
Dongguan KFC Co., Ltd.	China
East Dawning (Shanghai) Co., Ltd.	China
Foshan Little Sheep Catering Co., Ltd.	China
Foshan Mengjie Catering Company Limited	China
Fuzhou Cangshan Little Sheep Catering Co., Ltd.	China
Fuzhou Fuxing Little Sheep Catering Company Limited	China
Fuzhou Gulou Hualin Little Sheep Catering Co., Ltd.	China
Fuzhou Gulou Little Sheep Catering Company Limited	China
Fuzhou Taijiang Little Sheep Catering Co., Ltd.	China
Gansu Hongfu Little Sheep Catering Management Company Limited	China
Gansu Hongxi Little Sheep Catering Co., Ltd.	China
Gansu Hongxiang Little Sheep Catering Co., Ltd.	China
GanSu Little Sheep Catering Co., Ltd.	China
Guangzhou Little Sheep Corporation Consulting Management Co., Ltd.	China
Guangzhou Little Sheep Trading Company Limited	China
Guangzhou Xingwang Catering Co., Ltd. (f.k.a Guangzhou Hajie Catering Co., Ltd.)	China
Guangzhou Yingfeng Yijing Catering Co., Ltd.	China
Guangzhou Yuansheng Catering Co., Ltd.	China
Hangzhou KFC Co., Ltd.	China
Hangzhou YongAo Catering Co. Ltd.	China
Hohhot Little Sheep Catering Co., Ltd.	China

Entity Name	Jurisdiction of Organization
HuanSheng Advertising (Shanghai) Company Limited	China
Huansheng Consulting (Wuhan) Co., Ltd.	China
Huan Sheng Information Technology (Shanghai) Limited	China
Huizhou Yanfu Catering Management Co., Ltd.	China
Hulun Buir Little Sheep Xiqi Mutton Co., Ltd.	China
Inner Mongolia Little Sheep Catering Chain Company Limited	China
Inner Mongolia Little Sheep Food Company Limited (f.k.a Bayannur Little Sheep Meat Company Limited)	China
Inner Mongolia Little Sheep Meat Company Limited	China
Inner Mongolia Little Sheep Seasoning Company Limited	China
Jiangmen Pengjiang Little Sheep Catering Co., Ltd.	China
Jiaozuo Little Sheep Catering Co., Ltd.	China
Jinan Zhaofei Little Sheep Catering Co., Ltd.	China
Jinjiang Little Sheep Catering Co., Ltd.	China
Kentucky Fried Chicken Global B.V.	Netherlands
Kunming KFC Co., Ltd.	China
Lanzhou KFC Co., Ltd.	China
Little Sheep Catering Company Limited, Yongding Road, Beijing City	China
Little Sheep Group Limited	Cayman Islands
Little Sheep Hong Kong Company Limited	Hong Kong
Little Sheep Hong Kong Holdings Company Limited	Hong Kong
Little Sheep Macau - Restaurant Chain of Stores Limited	Macau
Little Sheep MongKok Company Limited	Hong Kong
Little Sheep Tsim Sha Tsui Company Limited	Hong Kong
Little Sheep Tsuen Wan Company Limited	Hong Kong
Little Sheep Yuen Long Co., Ltd.	Hong Kong
Nanchang KFC Co., Ltd.	China
Nanchang Taoyuan Little Sheep Catering Management Co, Ltd.	China
Nanjing KFC Co., Ltd.	China
Nanjing Lucheng Little Sheep Catering Business Management Company Limited	China
Nanjing Mengle Little Sheep Catering Company Limited	China
Nanjing MengYuan Little Sheep Catering Co., Ltd.	China
NanJing XingMeng Little Sheep Catering Co., Ltd.	China
Nanning KFC Co., Ltd.	China
Nanning Little Sheep Catering Chain Company Limited	China
Nanning Ruyun Catering Co., Ltd.	China
NingBo JiangDong ShuGuang Little Sheep Catering Co., Ltd.	China
Ningbo Little Sheep Catering Company Limited	China
Qingdao KFC Co., Ltd.	China
Shandong Little Sheep Hotel Management Company Limited	China
Shanghai Changning Little Sheep Catering Company Limited	China
Shanghai ChengShan Little Sheep Catering Co, Ltd.	China
Shanghai Fengnan Little Sheep Catering Co., Ltd.	China

Entity Name	Jurisdiction of Organization
Shanghai Gumei Little Sheep Catering Co., Ltd.	China
Shanghai Huijin Little Sheep Catering Co., Ltd.	China
Shanghai Jingan Little Sheep Catering Management Company Limited	China
Shanghai KFC Co., Ltd.	China
Shanghai Little Sheep Catering Company Limited	China
Shanghai Lujiabang Little Sheep Catering Company Limited	China
Shanghai Luyuan Little Sheep Catering Company Limited (fka Shanghai Chuangbao Shuangcheng Little Sheep Catering Company Limited)	China
Shanghai Pengpu Little Sheep Catering Company Limited	China
Shanghai Pizza Hut Co., Ltd.	China
Shanghai Putuo Little Sheep Catering Company Limited	China
Shanghai Qibao Little Sheep Catering Company Limited	China
Shanghai Qingpu Little Sheep Catering Management Company Limited	China
ShangHai WangYuan Little Sheep Catering Co., Ltd.	China
Shanghai Yangpu Little Sheep Catering Company Limited	China
Shanghai Zhenhua Little Sheep Catering Co., Ltd.	China
Shantou KFC Co., Ltd.	China
ShenYang MengXing Little Sheep Catering Co., Ltd.	China
Shenyang Minsheng Little Sheep Catering Company Limited	China
Shenyang Wangda Little Sheep Catering Co., Ltd.	China
Shenyang Xiangjiang Little Sheep Catering Company Limited	China
ShenYang YongAo Little Sheep Catering Co., Ltd.	China
Shenzhen Little Sheep Catering Chain Company Limited	China
Shenzhen Little Sheep Enterprise Company Limited	China
Shenzhen Tianjiao Catering Co., Ltd.	China
Shenzhen Xintu Catering Co., Ltd.	China
Shenzheng Huacai Catering Co., Ltd.	China
ShiShi Little Sheep Catering Co, Ltd.	China
Sunrise Investments Co., Ltd.	British Virgin Islands
Suzhou KFC Co., Ltd.	China
Taiyuan KFC Co., Ltd.	China
Tangshan Little Sheep Catering Co., Ltd.	China
Tianjin KFC Co., Ltd.	China
Wandle Investments Limited	Hong Kong
Wuhan Mengwang Catering Co., Ltd.	China
WuHan MengXiang Little Sheep Catering Co. Ltd.	China
WuHan YongAo Little Sheep Catering Co., Ltd.	China
Wuxi KFC Co., Ltd.	China
Xiamen KFC Co., Ltd.	China
Xiamen Lianqian Little Sheep Catering Co., Ltd.	China
Xiamen Shixin Little Sheep Catering Co., Ltd.	China
Xian Hepingmen Little Sheep Catering Co., Ltd.	China
Xian Hezong Little Sheep Catering Co., Ltd.	China
Xilinhot Xihua Farming Development Company Limited	China

Entity Name	Jurisdiction of Organization
XiNing Little Sheep Catering Co., Ltd.	China
Xinjiang KFC Co., Ltd.	China
Xinxiang Hongqi Heping Little Sheep Catering Co., Ltd.	China
YIF US LLC	Delaware
Yinchuan Little Sheep Catering Company Limited	China
YRI Hong Kong I Limited	Hong Kong
YRI Hong Kong II Limited	Hong Kong
YRI Hong Kong IV Limited	Hong Kong
Yum! (Shanghai) Food Co., Ltd.	China
Yum! Asia Holdings Pte. Ltd.	Singapore
Yum China E-Commerce Limited	Hong Kong
Yum! China Finance S.à r.l.	Luxembourg
Yum! Franchise China IV S.à r.l.	Luxembourg
Yum! Franchise China Trust	China
Yum! Franchise China Trust I S.à r.l.	Luxembourg
Yum! Franchise China Trust II	China
Yum! Franchise China Trust III	China
Yum! Franchise China Trust III S.à r.l.	Luxembourg
Yum! Franchise China Trust IV	China
Yum! Global Investments I B.V.	Netherlands
Yum! Global Investments II B.V.	Netherlands
Yum! Global Investments III LLC	Delaware
Yum! Restaurants (Chengdu) Co., Ltd.	China
Yum Restaurants (China) Investment Company Limited	China
Yum! Restaurants (Fuzhou) Co., Ltd.	China
Yum! Restaurants (Guangdong) Co., Ltd.	China
Yum! Restaurants (Shenyang) Co., Ltd.	China
Yum! Restaurants (Shenzhen) Co. Ltd.	China
Yum! Restaurants (Wuhan) Co., Ltd.	China
Yum! Restaurants (Xian) Co., Ltd.	China
Yum Restaurants Consulting (Shanghai) Company Limited	China
Yum! Restaurants International S.a.r.l.	Luxembourg
Zhengzhou Hezong Little Sheep Catering Co., Ltd.	China
Zhengzhou Hongzhuan Little Sheep Catering Co., Ltd.	China
Zhengzhou KFC Co., Ltd.	China
Zhongshan Little Sheep Catering Co., Ltd.	China